Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock

of

DAY ONE BIOPHARMACEUTICALS, INC.

at

$21.50 per share, net in cash, without interest and less any applicable tax withholding

Pursuant to the Offer to Purchase dated March 26, 2026

by

SERVIER DETROIT INC.

a direct wholly owned subsidiary of

SERVIER PHARMACEUTICALS LLC

an indirect wholly owned subsidiary of

SERVIER S.A.S.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON APRIL 22, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This form Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined herein) if the certificates for shares of common stock, par value $0.0001 per share, of Day One Biopharmaceuticals, Inc., a Delaware corporation, and any other documents required by the Letter of Transmittal (as defined herein) cannot be delivered to Computershare Trust Company, N.A., which is the depositary for the Offer (the “Depositary”), prior to the expiration of the Offer. Such form may be delivered or transmitted by e-mail or mail to the Depositary or in the case of shares held through The Depository Trust Company (“DTC”), it must be delivered to the Depositary by a participant by means of the confirmation system of DTC. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Via e-mail (for eligible institutions only): canoticeofguarantee@computershare.com	If delivering by express mail, courier or any other expedited service: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

For information call Innisfree M&A Incorporated at the following numbers:

Stockholders May Call Toll-Free:

1 (888) 750-5884 (from the U.S. or Canada)

From outside the U.S. and Canada, please call:

+1 (412) 232-3651

Banks and Brokers May Call Collect:

(212) 750-5833

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA AN E-MAIL ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Exchange Act) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Servier Detroit Inc., a Delaware corporation, a direct wholly owned subsidiary of Servier Pharmaceuticals LLC, a Delaware limited liability company, which is an indirect wholly owned subsidiary of Servier S.A.S., a French société par actions simplifiée, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 26, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, as each may be amended and supplemented from time to time, collectively the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of Day One Biopharmaceuticals, Inc., a Delaware corporation, indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered
Certificate Numbers (if available)
If delivery will be by book-entry transfer: Name of Tendering Institution
Account Number
SIGN HERE
(Signature(s))
(Name(s)) (Please Print)
(Addresses)
(Zip Code)
(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a financial institution which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (for example, the Securities Transfer Agents Medallion Program®, the New York Stock Exchange Inc. Medallion Signature ProgramSM and the Stock Exchanges Medallion Program®), guarantees: (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act; (ii) that such tender of the Shares complies with Rule 14e-4 under the Exchange Act; and (iii) to deliver to the Depositary the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility in the case of a book-entry delivery), together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery), and any other required documents, all within one business day of the date hereof. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

(Name of Firm)
(Addresses)
(Zip Code)
(Authorized Signature)
(Name)
(Area Code and Telephone Number)
Dated: , 2026.

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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